                                                                EXHIBIT 99.17(b)

[THERMO ELECTRON HEADER]

                                                                    CFO'S OFFICE
                                                                      MEMORANDUM

To:    The Members of the Board of Directors of Thermo Vision

From:  Theo Melas-Kyriazi

Date:  July 6, 1999

Re:    Thermo Vision Valuation Methodologies

--------------------------------------------------------------------------------

In preparation for our July 12 Board of Directors meeting, I am providing you detailed back-up information on the Thermo Vision valuation work we have done. The attached financial analyses will provide the basis for our discussions at the upcoming board meeting.

This memo describes the methodologies we used to value Thermo Vision, and briefly discusses the valuation results obtained from those analyses. Exhibit 1 summarizes the results from our valuation analyses. Exhibit 2 provides a more detailed discussion of the methodologies; and Exhibits 3 to 5 provide back-up of the financial inputs for the valuation models. I have also included as Exhibit 6, the most recent 5 year financial projections which Thermo Vision submitted to Thermo Electron in May 1999. Exhibit 7 shows the stock price history of Thermo Vision since its IPO.

Our analysis involves standard methodologies used by investment bankers in rendering fairness opinions. We have relied on the following valuation methodologies:

     - ANALYSIS OF FINANCIAL MULTIPLES FOR SELECTED COMPARABLE PUBLICLY TRADED COMPANIES. This methodology uses financial multiples of comparable publicly traded companies to derive an aggregate equity value and a price per share for Thermo Vision ("Comps Value").

     - DISCOUNTED CASH FLOW ANALYSIS. This methodology uses Thermo Vision's internal financial projections to calculate the net present value of the company's future cash flows. We discount the company's projected future cash flows (from 1999 to 2003), and then calculate a "terminal value" in 2003 following the 5 year timeframe of Thermo Vision's financial projections to derive an aggregate equity value and a price per share for Thermo Vision ("DCF Value").

     - ANALYSIS OF SELECTED ACQUISITION TRANSACTIONS. This methodology uses actual financial multiples from recently completed acquisitions of instrumentation companies to calculate an aggregate equity value and a price per share for Thermo Vision ("Acquisitions Value").

     - ANALYSIS OF SELECTED ACQUISITION OF REMAINING INTEREST TRANSACTIONS. This methodology uses actual premium percentages from recent acquisitions of minority interests in companies in various industries to calculate an aggregate equity value and a price per share for Thermo Vision ("Acquisitions of Remaining Interest Value").


THERMO VISION STOCK PRICE HISTORY SINCE ITS IPO

Thermo Vision became a publicly traded company on December 12, 1997 following a dividend distribution by Thermo Optek of Thermo Vision common stock to the Thermo Optek shareholders and a simultaneous offering of 1.1 million primary shares sold at $7.50 through Fahnestock & Co.

The stock traded as high as $8 1/8 in early January 1998 shortly following the IPO, and then traded around the $7.00 level from January 1998 through July 1998. From late July through September 1998, VIZ declined sharply from the

$7.00 level to approximately $3.00, and the stock traded between $2 and $4 through May 1999. The stock closed at $4.00 on May 21 - the trading day before the announcement that Thermo Instrument had proposed to merge VIZ into THI - and jumped to $6.25 on May 25, and has traded between $5.50 and $6.00 since that date (see attached stock chart).

VIZ' 52 week high is $7.125 (July 6, 98) and the 52 week low is $2.125 (December
24). VIZ price in the last couple of weeks is approximately 50% above the pre-May 24 price (see Exhibit 7).

VALUATION SUMMARY

The four valuation methodologies described in details in the attached exhibits yield median valuations that range from $3.46 per share to $6.88 per share. Given the continuing poor financial performance at Thermo Vision, it is not surprising that the valuation obtained using data from comparable public companies, and the valuation derived from looking at completed acquisitions are both substantially lower than the DCF valuation that relies on Thermo Vision's aggressive 5-year financial projections.

The acquisition of OCA is not reflected in the analysis as the closing has not yet occurred, and will have no material impact on the analysis.

The $5.76 DCF Value corresponds approximately to where VIZ stock price has traded since May 25 after the 50% run-up following the announcement that the company would be merged into THI.

Usually, spin-in transactions such as taking Thermo Vision private are consummated at a premium to the then current stock price. That premium depends on a number of factors, including the underlying value of the company based on the methodologies used above. The jump in VIZ' price in late May - the direct result of the May 24 announcement that the company would be merged into THI -- is really the anticipated premiums for the going private transaction. So the current VIZ stock price already includes a substantial transaction premium in connection with VIZ' merger into THI.

We look forward to presenting these valuation analyses in detail at our July 12 meeting.



* Page 2

                                    EXHIBIT 2
                 METHODOLOGIES USED FOR THERMO VISION VALUATION


REVIEW OF SELECTED PUBLICLY TRADED COMPANIES.

- For the purpose of this analysis, we selected a group of publicly traded companies which compete in the same markets as Thermo Vision. None of these companies is identical to Thermo Vision, but in aggregate they provide reasonable comparable data for our analysis. This group of peer companies is identical to the group that Fahnestock & Co. used as comparables in their valuation analysis at the time of Thermo Vision's IPO in late 1997/early 1998.

- Using publicly available financial information, we calculated certain financial multiples for each of the selected public companies (see Exhibit 2-1)

     (i) a price to earnings ("P/E") multiple based on actual 1998 earnings per share ("EPS");

     (ii) a P/E multiple based on estimated 1999 EPS;

     (iii) a P/E multiple based on estimated 2000 EPS;

     (iv) a price to tangible book value multiple ("P/B");

     (v) enterprise value (market capitalization plus debt minus cash) divided by revenues for the last twelve months ("LTM") ended December 31 1998;

     (vi) enterprise value over LTM earnings before interest, taxes, depreciation and amortization ("EBITDA"); and

     (vii) enterprise value over LTM earnings before interest and taxes.

- Then we calculated the median for each of these multiples and applied that data to Thermo Vision (see Exhibit 2-2). For example, the median actual 1998 P/E ratio is 15.2 for the comparable companies. We multiply that 15.2 P/E by Thermo Vision's actual 1998 net income to calculate an implied equity valuation of $3.4 million and an implied price per share of $0.42. As a second example, the median enterprise value/LTM EBITDA multiple for the comparable companies is 9.1, implying an enterprise value for Thermo Vision of $29.6 million. Subtracting the debt and adding the cash, we arrive at an equity value of $29.1 million or $3.62 per share. Based on the seven multiples, we calculated seven valuation estimates for Thermo Vision which range from $0.42 to $7.46. The $3.72 median of those estimates provides us a summary valuation point from all the data from Thermo Vision's peers.

- The low implied valuation for Thermo Vision based on 1998 net income, 1999 net income, LTM EBITDA and LTM EBIT is the direct result of the company's poor profitability in 1998 and 1999. The valuation based on calendar year 2000 projected net income is considerably higher ($4.73), which is the result of Thermo Vision projecting much higher net income growth in CY' 2000 than the comparable companies. The valuation based on revenues ($5.42) illustrates that on average, investors are valuing companies competing with Thermo Vision at 1.2 times revenues. Since Thermo Vision is less profitable than the median of this group of comparable companies, it follows logically that based on the median data from the comps, the implied valuation based on revenues will be higher than that based on net income, EBIT or EBITDA.

ANALYSIS OF SELECTED ACQUISITIONS

- Using publicly available information, we examined the valuations for selected companies which had been acquired in the analytical instrument market over the last 18 months (see Exhibit 4-1). The methodology again is very similar to the Comps analysis. We calculated certain financial multiples for each of the acquisitions, and used those multiples to project an implied equity value for Thermo Vision ("Acquisitions Value"). The multiples are as follows:

     - (i) enterprise value divided by LTM revenues (for period ended March 31, 1999);
     - (ii) enterprise value divided by LTM earnings before interest, taxes, depreciation and goodwill amortization ("EBITDA"); and
     - (iii) enterprise value divided by LTM earnings before interest and taxes ("EBIT").


* Page 3

- The valuation results are very consistent with those obtained in the Comps Value. On average, acquisitions over the last 18 months have been done at enterprise value multiples of 1.3 times revenues, 8.2 times EBITDA and 10.1 times EBIT, yielding implied valuations for Thermo Vision of $5.79, $3.25 and $1.94, respectively. (Exhibit 4-2)



ANALYSIS OF SELECTED ACQUISITION OF REMAINING INTEREST

- Using publicly available information, we examined the premiums given for selected "going private" transactions, in various markets over the last five years (see Exhibit 5-1). The methodology again is very similar to the Comps analysis. We used the premium percentages for each of the acquisitions, and used those percentages to project an implied equity value for Thermo Vision ("Acquisitions of Remaining Interest Value"). The premiums are as follows:

     -    (i) Premium one day prior to the announcement;
     -    (ii) Premium one week prior to the announcement; and
     -    (iii) Premium four weeks prior to the announcement.

- The valuation results are very consistent with those obtained in the Comps Value. On average, acquisitions of remaining minority interest over the last five years have been done at premiums, one day, one week and four weeks prior to the announcement, of 19.6%, 19.7% and 17.9% respectively. This yields implied valuations for Thermo Vision of $4.78, $4.79 and $3.39, respectively. (Exhibit 5-2)



DISCOUNTED CASH FLOW ("DCF") ANALYSIS.

- Based on Thermo Vision's most recent 5-year financial projections (last updated in May 1999), we calculated the company's projected after-tax annual cash flows from 1999 to 2003. To calculate after-tax cash flows, we calculated after-tax operating earnings (EBIAT = earnings before interest, goodwill amortization and after taxes) and subtracted or added the annual increase or decrease in net operating assets, respectively. In other words, after tax cash flows equals after tax earnings minus additional cash invested into the business in the form of working capital or fixed assets. (see Exhibit 3-1)

- We then estimated the company's terminal value in the year 2003 based on three different methodologies, essentially identical to the methodologies used to calculate the Comps Value. All three methodologies start with Thermo Vision's projected calendar year 2003 financials and compute a terminal value based on using a P/E multiple (Exhibit 3-2), an EBIT multiple (Exhibit 3-3) and an EBITDA multiple (Exhibit 3-4).

- The final step is to discount those cash flows to the present. We calculated a discounted net present value of the annual cash flows and the terminal value based an after-tax discount rate which ranges from 15% to 20%. That discount rate should equal Thermo Vision's weighted average cost of capital ("WACC"), which is a combination of its cost of equity and cost of debt, weighted by their relative proportion in Thermo Vision's capital structure. The 15% to 20% range for WACC is validated by WACC calculations by investment bankers in connection with the ThermoSpectra going-private transaction. In that transaction, the estimated WACC for various businesses within ThermoSpectra was approximately 15% to 18%.

- At a 15% discount rate, the DCF analysis yields a value per share for Thermo Vision ranging from $5.54 to $7.13 with a median of $6.88. At a 20% discount rate, the median is $5.76. It is not surprising that these DCF valuations are greater than the Comps Values. Thermo Vision's 5 year financial projections assume aggressive growth in revenues and a large jump in EBIT margins. Revenues are projected to increase 15% in 2000, and then approximately 10% annually in the 2001-2003 period; EBIT margins are projected to increase from a very poor 6.2% in 1999 gradually up to 16% in 2003. As a result, after-tax operating income (EBIAT) is projected to jump 300% between 1999 and 2003. The DCF valuations fully take into account those aggressive projections of VIZ' future financial performance.




* Page 4

                                    EXHIBIT 1


THERMO VISION MINORITY BUYOUT ANALYSIS




--------------------------------------------------------------------------------------------------------------
COMPS MULTIPLE ANALYSIS                                                LOW          MEDIAN           HIGH
                                                                       ---          ------           ----
Based on P/E,Revenue,EBIT,EBITDA,BV multiples                       $    0.42      $    3.72      $    7.46


MERGERS AND ACQUISITIONS TRANSACTIONS ANALYSIS                         LOW          MEDIAN           HIGH
                                                                       ---          ------           ----
Based on LTM Revenues, EBITDA, EBIT multiples                       $    1.94      $    3.25      $    5.79

ACQUISITION OF REMAINING INTEREST TRANSACTIONS                         LOW          MEDIAN           HIGH
                                                                       ---          ------           ----
Based on Price 1 Day, 1 week, 4 weeks Prior to Announ.              $    3.39      $    4.78      $    4.79

DCF ANALYSIS                                                           15%            20%
                                                                       ---            ---
Based on EBIT x assumptions                                         $    6.88      $    5.76
Based on EBITDA x assumptions                                       $    7.13      $    5.97
Based on P/E x assumptions                                          $    6.54      $    5.48

MEDIAN OF DCF ANALYSIS                                              $    6.88      $    5.76
--------------------------------------------------------------------------------------------------------------

AVERAGE OF COMPS (MEDIAN), M&A TRANSACTIONS AND DCF ANALYSIS        $    4.66      $    4.38

                         THERMO VISION: MINORITY BUYOUT
                        ANALYSIS OF PROPOSED TRANSACTION
                     ($ in thousands, except per share data)

     Date:  6/2/99
     Price: $ 5.62

PURCHASE
PRICE PER            DILUTED          OPTION               EQUITY                                            ENTERPRISE
  SHARE              SHARES          PROCEEDS              VALUE              DEBT              CASH           VALUE(1)
  -----              ------          --------              -----              ----              ----         ----------
$ 6.50 x             8,052 -                  =          $ 52,338 +           8,651 -           8,152 =        52,837



                                                   EQUITY VALUE AS A MULTIPLE OF
                  -----------------------------------------------------------------------------------------

                  Pro forma                     LTM               1998              1999              2000
                  ---------                     ---               ----              ----              ----
                  Net Income                  (113.3) x          236.8 x            31.5 x            17.7 x
                  Book Value                    1.63  x

                                                 ENTERPRISE VALUE AS A MULTIPLE OF
                  -----------------------------------------------------------------------------------------

                  Pro forma                     LTM               1998              1999              2000
                  ---------                     ---               ----              ----              ----
                  Revenues                      1.4                1.4               1.1               1.0
                  EBITDA                       16.2               10.7              10.9               7.5
                  EBIT (b4 restr)              33.1               15.7              17.2              10.2

                  STOCK PRICE RELATIVE TO 52 WEEK HIGH
                  -----------------------------------------------------------------------
                                                         52 wk high              52 wk low
                                                         ----------              ---------
                  Actual Value                            $   7.13               $  2.13
                  Percent of hi/low range                       88%

     NOTES:
     1. Enterprise value is the value available to all stakeholders in the business.

                  VIZ DATA
                                                LTM               1998              1999              2000
                                                ---               ----              ----              ----
                  Net Income               $   (462)           $   221             1,662             2,964

                  Book Value               $ 32,144           $ 32,641

                  Revenues                 $ 36,634             37,966            46,131            50,519

                  EBITDA (b4 restr)        $  3,253              4,923             4,849             7,072

                  EBIT (b4 restr)          $  1,596              3,355             3,068             5,182

                                  EXHIBIT 2-1

                 MARKET COMPARISON OF SELECTED PUBLIC COMPANIES
                    (data in millions, except per share data)


                                                                                               EARNINGS PER SHARE EARNINGS PER SHARE
                                                                     MARKET PRICE INFORMATION     (FISCAL YEAR)    (CALENDAR YEAR)
                                                                   --------------------------- ------------------ ------------------
                                                                            52 WEEK RANGE               YEAR              YEAR
                                                  LATEST                    ------------- % OF          ----              ----
SYMBOL  EXCHANGE  COMPANY                FYE      FILING   CUR'CY  6/2/99   HIGH     LOW  HIGH    1998  1999  2000  1998  1999  2000
------  --------  -------                ---      ------   ------  ------   ----     ---  ----    ----  ----  ----  ----  ----  ----
ZIGO     NASDAQ   Zygo Corp.            30-Jun   12/31/98   US$    12.13    22.44   5.00  54.0%   0.74  0.03  0.73  0.82  0.03  0.81
COHR     NASDAQ   Coherent Inc.         30-Sep   12/26/98   US$    12.56    24.00   7.50  52.3%   0.80  0.93  1.09  0.82  0.96  1.12
NEWP     NASDAQ   Newport Corporation   31-Dec   12/31/98   US$    13.25    22.88   8.88  57.9%   1.00  1.09  1.38  1.00  1.09  1.38
GAEO     NASDAQ   Galileo Corporation   30-Sep   12/31/98   US$     4.44    16.50   2.06  26.9%
SDLI     NASDAQ   SDL Inc.              31-Dec   12/31/98   US$    80.06    91.50   8.13  87.5%   0.92  1.22  1.70  0.92  1.22  1.70
CYMI     NASDAQ   Cymer Inc.            31-Dec   12/31/98   US$    17.00    29.88   5.88  56.9%   0.09  0.01  0.98  0.09  0.01  0.98
IIVI     NASDAQ   II-VI Inc.            30-Jun   12/31/98   US$     7.50    20.75   5.88  36.1%   1.05  0.65  0.95  1.15  0.71  1.04
XRIT     NASDAQ   X-Rite Inc.           31-Dec   1/2/99     US$     6.38    14.38   6.19  44.3%   0.33  0.63  0.74  0.33  0.63  0.74
CGNX     NASDAQ   Cognex Corp.          31-Dec   12/31/98   US$    25.25    28.38   9.00  89.0%   0.49  0.46  0.86  0.49  0.46  0.86
OCLI     NASDAQ   Optical Coating Lab.  31-Oct   1/31/99    US$    51.50    54.00  12.00  95.4%   0.62  1.28  1.56  0.65  1.33  1.63
UNPH     NASDAQ   Uniphase Corp         31-Jul   12/31/98   US$    81.63   135.50  31.25  60.2%         1.21  1.76        1.40  2.04
SCHK     NASDAQ   Schick Tech. Inc.     31-Mar   12/31/98   US$     3.50    27.00   3.06  13.0%               0.23              0.27
LPWR     NASDAQ   Laser Power Corp.     30-Sep   12/27/98   US$     0.97     5.16   0.50  18.8%               0.11              0.11
CYBE     NASDAQ   CyberOptics           31-Dec   12/31/98   US$    11.88    24.75   7.88  48.0%         0.73  0.97        0.73  0.97
XLTC     NASDAQ   Excel Tech. Inc.      31-Dec   12/31/98   US$    11.24    13.06   5.75  86.0%   0.79  1.00        0.79  1.03
                  -----------------------------------------------------------------------------
                  AVERAGE                                                                 55.1%
                  -----------------------------------------------------------------------------


                                                 PRICE/EARNINGS RATIO
                                                 --------------------
                                         L-T        CALENDER YEAR                         MARKET      TANGIBLE        MARKET/
                                       GROWTH       -------------     SHARES              CAP'N         BOOK           BOOK
SYMBOL  EXCHANGE  COMPANY               RATE     1998   1999   2000    (MM)     CUR'CY     (MM)         VALUE          VALUE
------  --------  -------               ----     ----   ----   ----   ------    ------    ------      --------        -------
ZIGO     NASDAQ   Zygo Corp.            22.5%    14.78         14.98   11.38      US$      137.92         71            1.94
COHR     NASDAQ   Coherent Inc.                  15.23  13.10  11.18   23.89      US$      300.11        257            1.17
NEWP     NASDAQ   Newport Corporation   33.4%    13.23  12.19   9.59    9.09      US$      120.46         59            2.05
GAEO     NASDAQ   Galileo Corporation                                   8.07      US$       35.82          9            3.82
SDLI     NASDAQ   SDL Inc.              37.5%    86.87  65.51  47.01   14.65      US$    1,173.00         93           12.58
CYMI     NASDAQ   Cymer Inc.            36.3%                  17.32   27.48      US$      467.14        107            4.39
IIVI     NASDAQ   II-VI Inc.            20.0%     6.51  10.51   7.19    6.86      US$       51.45         50            1.02
XRIT     NASDAQ   X-Rite Inc.           18.8%    19.30  10.11   8.61   21.19      US$      135.07         36            3.74
CGNX     NASDAQ   Cognex Corp.          24.1%    51.47  54.83  29.33   40.35      US$    1,018.76        223            4.57
OCLI     NASDAQ   Optical Coating Lab.  27.5%    79.65  38.58  31.66   12.23      US$      629.74         82            7.71
UNPH     NASDAQ   Uniphase Corp         40.8%           58.34  40.11   39.70      US$    3,240.10        214           15.17
SCHK     NASDAQ   Schick Tech. Inc.     25.0%                  12.85   10.06      US$       35.21         32            1.09
LPWR     NASDAQ   Laser Power Corp.                             8.54    8.40      US$        8.14         10            0.83
CYBE     NASDAQ   CyberOptics           28.3%           16.24  12.23    4.96      US$       58.90         51            1.15
XLTC     NASDAQ   Excel Tech. Inc.               14.22  11.23          11.08      US$      124.54         35            3.58
                  ----------------------------------------------------------------------------------------------------------
                  MEDIAN                27.5%    15.23  14.67  12.85                                                    3.58
                  ----------------------------------------------------------------------------------------------------------


                                                                          LATEST TWELVE MONTHS
                                                                         ----------------------      ENTERPRISE VALUE TO:
                                                                           PERIOD ENDING 4/3/99      --------------------
                                                              ENTERPRISE   --------------------       LTM    LTM    LTM
SYMBOL  EXCHANGE  COMPANY              CUR'CY   DEBT    CASH     VALUE    SALES  EBITDA    EBIT      SALES  EBITDA  EBIT
------  --------  -------              ------   ----    ----     -----    -----  ------    ----      -----  ------  ----
ZIGO     NASDAQ   Zygo Corp.            US$        --   24.10    113.82   77.70    0.37   (3.44)       1.5     NM     NM
COHR     NASDAQ   Coherent Inc.         US$     29.13   34.06    295.17  414.71   46.04   28.31        0.7    6.4   10.4
NEWP     NASDAQ   Newport Corporation   US$     21.06    5.34    136.18  134.36   20.19   14.11        1.0    6.7    9.6
GAEO     NASDAQ   Galileo Corporation   US$     13.79    0.75     48.85   46.51      NM      NM        1.1     NM     NM
SDLI     NASDAQ   SDL Inc.              US$        --   29.42  1,143.58  106.14   20.24   12.66       10.8   56.5   90.4
CYMI     NASDAQ   Cymer Inc.            US$    184.11  162.17    489.08  185.14   27.06   11.06        2.6   18.1   44.2
IIVI     NASDAQ   II-VI Inc.            US$     10.22    4.16     57.51   59.77   10.97    6.85        1.0    5.2    8.4
XRIT     NASDAQ   X-Rite Inc.           US$        --   20.80    114.26   94.81   22.80   16.96        1.2    5.0    6.7
CGNX     NASDAQ   Cognex Corp.          US$        --  158.46    860.30  121.84   30.63   21.91        7.1   28.1   39.3
OCLI     NASDAQ   Optical Coating Lab.  US$     61.39   14.32    676.80  272.10   37.14   24.01        2.5   18.2   28.2
UNPH     NASDAQ   Uniphase Corp         US$      2.38  114.24  3,128.24  211.49   56.00   39.67       14.8   55.9   78.9
SCHK     NASDAQ   Schick Tech. Inc.     US$        --    4.74     30.48   55.45   (8.39) (10.05)       0.5     NM     NM
LPWR     NASDAQ   Laser Power Corp.     US$      6.46    2.29     12.30   34.04    0.35   (1.65)       0.4     NM     NM
CYBE     NASDAQ   CyberOptics           US$        --   38.50     20.40   36.64    4.34    3.18        0.6    4.7    6.4
XLTC     NASDAQ   Excel Tech. Inc.      US$      3.61    5.84    122.31   67.09   13.44   11.20        1.8    9.1   10.9
                  ------------------------------------------------------------------------------------------------------
                  MEDIAN                                                                               1.2    9.1   10.9
                   -----------------------------------------------------------------------------------------------------

                                  EXHIBIT 2-2

        IMPLIED VALUATION USING AVERAGE OF SELECTED COMPARABLES COMPANIES
                     ($ in thousands, except per share data)

                                                        MEDIAN MULTIPLE
                                         ----------------------------------------------
                                           PRICE/      PRICE/      PRICE/
                                          CALENDAR    CALENDAR    CALENDAR                             IMPLIED         IMPLIED
                                  VIZ       1998        1999        2000       PRICE/                  EQUITY           SHARE
VALUATION PARAMETER               DATA   NET INCOME  NET INCOME  NET INCOME  BOOK VALUE                 VALUE           VALUE
-------------------               ----   ----------  ----------  ----------  ----------                -------         -------
Calendar 1998 Net Income        $   221    15.23                                                       $  3,367        $  0.42
Calendar 1999 Net Income        $ 1,662                14.67                                           $ 24,389        $  3.03
Calendar 2000 Net Income        $ 2,964                            12.85                               $ 38,078        $  4.73
Tangible Book Value (04/03/99)  $16,784                                         3.58                   $ 60,029        $  7.46


                                            MEDIAN MULTIPLE
                                         ----------------------
                                            ENTERPRISE VALUE/
                                            -----------------                                PLUS:   IMPLIED  IMPLIED
                                           LTM      LTM    LTM              LESS:   PLUS:   OPTION    EQUITY   SHARE
VALUATION PARAMETER                      REVENUES  EBITDA  EBIT             DEBT    CASH   PROCEEDS   VALUE    VALUE
-------------------                      --------  ------  ----             ----    ----   --------  -------  -------
LTM Revenues                    $36,634    1.2                             $8,651  $8,152            $43,651   $5.42
LTM EBITDA (1)                  $ 3,253             9.1                    $8,651  $8,152  $     --  $29,108   $3.62
LTM EBIT (1)                    $ 1,596                    10.9            $8,651  $8,152  $     --  $16,929   $2.10
                                                                           ------------------------------------------
                                                                           AVERAGE                   $30,793   $3.82
                                                                           MEDIAN                    $29,951   $3.72
                                                                           HIGH                      $60,029   $7.46
                                                                           LOW                       $ 3,367   $0.42
                                                                           ------------------------------------------

NOTES:
(1) LTM ending 4/3/99, adjusted to exclude restructuring charges and inventory write-off charges.

                                   EXHIBIT 3-1

CURRENT SUBSIDIARY VALUATION MODEL:     THERMO VISION

     Months in 1st TMO calendar year :  12    Tax Rate:     40.0%     PE :    12

                                                 1999          2000       2001       2002        2003       TERMINAL VALUE

REVENUES                                        44,224        50,858     56,299     61,141      66,888
    GROWTH RATE                                                 15.0%      10.7%       8.6%        9.4%

GROSS PROFIT                                    17,247        20,801     23,589     26,107      29,230
    GROSS PROFIT MARGIN                           39.0%         40.9%      41.9%      42.7%       43.7%

EBIT (W/OUT GOODWILL AMORT.)                     2,742         5,493      7,150      8,743      10,702
   EBIT MARGIN                                     6.2%         10.8%      12.7%      14.3%       16.0%

EBIAT                                            1,645         3,296      4,290      5,246       6,421

NOA                                             18,768        18,868     19,311     19,810      20,468
  NOA/SALES                                       42.4%         37.1%      34.3%      32.4%       30.6%
INCR (DECR) NOA                                    793           100        443        499         658

AFTER-TAX CASH FLOWS                               852         3,195      3,847      4,747       5,763           77,055

WACC                                              20.0%

Enterprise value of company (intrinsic)         44,615
- Market Value of Debt                          (8,651)
+ Acquired Cash                                  8,152
= Equity value of company                       44,116

Shares Outstanding (000's)                       8,052                     SENSITIVITY ANALYSIS
                                                                           --------------------
                                                ------                     IF WACC:   15.0%     17.5%      20.0%
INTRINSIC VALUE/ SHARE                            5.48                               $ 6.54    $ 5.98     $ 5.48
                                                ======

                                  EXHIBIT 3-2

           P/E MULTIPLE METHODOLOGY FOR DISCOUNTED CASH FLOW ANALYSIS
                            ASSUMES AVERAGE SCENARIO
                                ($ in thousands)

----------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE COST OF CAPITAL (WACC)                                   15.00%       17.50%       20.00%
----------------------------------------------------------------------------------------------------------

Present Value of Cash Flows                                              12,082       11,355       10,693

----------------------------------------------------------------------------------------------------------
Present Value of Terminal Value:
                                                    10.0x                34,236       31,078       28,269
                                                                         --------------------------------
Multiple                                            12.0x                41,083       37,293       33,922
                                                                         --------------------------------
                                                    15.0x                51,354       46,617       42,403
                                                    20.0x                68,472       62,156       56,537
----------------------------------------------------------------------------------------------------------
Enterprise Value:
                                                    10.0x                46,318       42,432       38,961
                                                                         --------------------------------
Multiple                                            12.0x                53,165       48,648       44,615
                                                                         --------------------------------
                                                    15.0x                63,436       57,971       53,096
                                                    20.0x                80,554       73,510       67,230
----------------------------------------------------------------------------------------------------------
Equity Value:
                                                    10.0x                45,819       41,933       38,462
                                                                         --------------------------------
Multiple                                            12.0x                52,666       48,149       44,116
                                                                         --------------------------------
                                                    15.0x                62,937       57,472       52,597
                                                    20.0x                80,055       73,011       66,731
----------------------------------------------------------------------------------------------------------
Price
                                                    10.0x                   5.7          5.2          4.8
                                                                         --------------------------------
Multiple                                            12.0x                   6.5          6.0          5.5
                                                                         --------------------------------
                                                    15.0x                   7.8          7.1          6.5
                                                    20.0x                   9.9          9.1          8.3
----------------------------------------------------------------------------------------------------------


SUMMARY:

WACC:                                                       15.00%                     20.00%
Multiple:                                                    12.0x                      12.0x

Present Value of Cash Flows                                12,082                     10,693
Present Value of Terminal Value                            41,083                     33,922
                                                           ------                     ------
Enterprise Value                                           53,165                     44,615
Plus: Cash                                                  8,152                      8,152
Plus: Option Proceeds                                          --                         --
Less: Debt                                                 (8,651)                    (8,651)
                                                           ------                     ------
Equity Value                                               52,666                     44,116
                                                           ======                     ======

                                                           ======                     ======
EQUITY VALUE PER SHARE                                     $ 6.54                     $ 5.48
                                                           ======                     ======

                                  EXHIBIT 3-3

           EBIT MULTIPLE METHODOLOGY FOR DISCOUNTED CASH FLOW ANALYSIS
                            ASSUMES AVERAGE SCENARIO
                                ($ in thousands)

--------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE COST OF CAPITAL (WACC)                                  15.00%       17.50%      20.00%
--------------------------------------------------------------------------------------------------------

Present Value of Cash Flows                                             12,082       11,355      10,693

--------------------------------------------------------------------------------------------------------
Present Value of Terminal Value:
                                                   5.0x                 27,370       24,846      22,600
                                                   6.0x                 32,844       29,815      27,120
                                                   7.0x                 38,318       34,784      31,640
                                                                        -------------------------------
Multiple                                           8.0x                 43,792       39,753      36,160
                                                                        -------------------------------
                                                   9.0x                 49,266       44,722      40,680
                                                   10.0x                54,741       49,691      45,200
                                                   11.0x                60,215       54,660      49,719
                                                   12.0x                65,689       59,629      54,239
--------------------------------------------------------------------------------------------------------
Enterprise Value:
                                                   5.0x                 39,452       36,200      33,292
                                                   6.0x                 44,926       41,169      37,812
                                                   7.0x                 50,400       46,138      42,332
                                                                        -------------------------------
Multiple                                           8.0x                 55,874       51,107      46,852
                                                                        -------------------------------
                                                   9.0x                 61,348       56,077      51,372
                                                   10.0x                66,822       61,046      55,892
                                                   11.0x                72,296       66,015      60,412
                                                   12.0x                77,770       70,984      64,932
--------------------------------------------------------------------------------------------------------
Equity Value:
                                                   5.0x                 38,953       35,701      32,793
                                                   6.0x                 44,427       40,670      37,313
                                                   7.0x                 49,901       45,639      41,833
                                                                        -------------------------------
Multiple                                           8.0x                 55,375       50,608      46,353
                                                                        -------------------------------
                                                   9.0x                 60,849       55,578      50,873
                                                   10.0x                66,323       60,547      55,393
                                                   11.0x                71,797       65,516      59,913
                                                   12.0x                77,271       70,485      64,433
--------------------------------------------------------------------------------------------------------
Price
                                                   5.0x                    4.8          4.4         4.1
                                                   6.0x                    5.5          5.1         4.6
                                                   7.0x                    6.2          5.7         5.2
                                                                        -------------------------------
Multiple                                           8.0x                    6.9          6.3         5.8
                                                                        -------------------------------
                                                   9.0x                    7.6          6.9         6.3
                                                   10.0x                   8.2          7.5         6.9
                                                   11.0x                   8.9          8.1         7.4
                                                   12.0x                   9.6          8.8         8.0
--------------------------------------------------------------------------------------------------------



SUMMARY:

WACC:                                                      15.00%                     20.00%
Multiple:                                                    8.0x                       8.0x

Present Value of Cash Flows                               12,082                     10,693
Present Value of Terminal Value                           43,792                     36,160
                                                          ------                     ------
Enterprise Value                                          55,874                     46,852
Plus: Cash                                                 8,152                      8,152
Plus: Option Proceeds                                         --                         --
Less: Debt                                                (8,651)                    (8,651)
                                                          ------                     ------
Equity Value                                              55,375                     46,353
                                                          ======                     ======

EQUITY VALUE PER SHARE                                    $ 6.88                     $ 5.76
                                                          ======                     ======

                                  EXHIBIT 3-4

          EBITDA MULTIPLE METHODOLOGY FOR DISCOUNTED CASH FLOW ANALYSIS
                            ASSUMES AVERAGE SCENARIO
                                ($ in thousands)

--------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE COST OF CAPITAL (WACC)                                  15.00%       17.50%      20.00%
--------------------------------------------------------------------------------------------------------

                                                                        -------------------------------
Present Value of Cash Flows                                             12,082       11,355      10,693
                                                                        -------------------------------

--------------------------------------------------------------------------------------------------------
Present Value of Terminal Value:
                                                   5.0x                 32,734       29,714      27,029
                                                   6.0x                 39,281       35,657      32,434
                                                                        -------------------------------
Multiple                                           7.0x                 45,827       41,600      37,840
                                                                        -------------------------------
                                                   8.0x                 52,374       47,543      43,246
                                                   9.0x                 58,921       53,486      48,651
                                                   10.0x                65,468       59,429      54,057
--------------------------------------------------------------------------------------------------------
Enterprise Value:
                                                   5.0x                 44,816       41,069      37,721
                                                   6.0x                 51,362       47,012      43,127
                                                                        -------------------------------
Multiple                                           7.0x                 57,909       52,955      48,533
                                                                        -------------------------------
                                                   8.0x                 64,456       58,898      53,938
                                                   9.0x                 71,003       64,841      59,344
                                                   10.0x                77,550       70,783      64,750
--------------------------------------------------------------------------------------------------------
Equity Value:
                                                   5.0x                 44,317       40,570      37,222
                                                   6.0x                 50,863       46,513      42,628
                                                                        -------------------------------
Multiple                                           7.0x                 57,410       52,456      48,034
                                                                        -------------------------------
                                                   8.0x                 63,957       58,399      53,439
                                                   9.0x                 70,504       64,342      58,845
                                                   10.0x                77,051       70,284      64,251
--------------------------------------------------------------------------------------------------------
Price
                                                   5.0x                    5.5          5.0         4.6
                                                   6.0x                    6.3          5.8         5.3
                                                                        -------------------------------
Multiple                                           7.0x                    7.1          6.5         6.0
                                                                        -------------------------------
                                                   8.0x                    7.9          7.3         6.6
                                                   9.0x                    8.8          8.0         7.3
                                                   10.0x                   9.6          8.7         8.0
--------------------------------------------------------------------------------------------------------



SUMMARY:

WACC:                                                      15.00%                     20.00%
Multiple:                                                    7.0x                       7.0x

Present Value of Cash Flows                               12,082                     10,693
Present Value of Terminal Value                           45,827                     37,840
                                                          ------                     ------
Enterprise Value                                          57,909                     48,533
Plus: Cash                                                 8,152                      8,152
Plus: Option Proceeds                                         --                         --
Less: Debt                                                (8,651)                    (8,651)
                                                          ------                     ------
Equity Value                                              57,410                     48,034
                                                          ======                     ======

EQUITY VALUE PER SHARE                                    $ 7.13                     $ 5.97
                                                          ======                     ======

                                   EXHIBIT 4-1

SELECTED MERGER AND ACQUISITIONS TRANSACTIONS
--------------------------------------------------------------------------------

       ANALYSIS OF SELECTED COMPLETED AND PENDING ACQUISITIONS IN INSTRUMENTATION, MEASUREMENT AND DETECTION
                                             December 1, 1997 - Present
                                      (Transactions greater than $10 million)

                                                                                                        ENTERPRISE
   DATE                                                                                                  VALUE (1)
ANNOUNCED  TARGET NAME                    TARGET DESCRIPTION              ACQUIROR NAME                   ($MIL)
---------  -----------                    ------------------              -------------                 ----------
12/27/97   EG&G Inc-Sealol Industrial     Mnfr electronic components      TI Group PLC                    100.0
 3/10/98   Corcom Inc.                    Manufacture radio filters       Communications Instruments Inc   44.5
12/14/98   Inframetrics Inc               Mnfr infrared instruments       FLIR Systems                     59.9
  1/8/99   Wireless Telecom Grp-Wireless  Mnfr communs testing goods      Bowthorpe PLC                    19.0
  2/1/99   AMP Inc-Conditioning Prod Ops  Mnfr ceramic filter connectors  Spectrum Control Inc             20.0
 4/27/99   Identicator Inc.               Mnfr biometric fingerprint sys  Identix Inc                      59.4
  5/3/99   Gulton-Stathman Transducers    Mnfr transmitters, transducers  AMETEK Inc                       23.0


LTM TARGET INFORMATION ($MIL)   ENTERPRISE VALUE AS A MULTIPLE OF
-----------------------------   ---------------------------------
REVENUES    EBITDA      EBIT      REVENUES   EBITDA       EBIT
-----------------------------   ---------------------------------
  88.8        --         --         1.1        --          --
  36.0       5.4        4.4         1.2       8.2        10.1
  55.0        --         --         1.1        --          --
  20.0        --         --         1.0        --          --
  30.0        --         --         0.7        --          --
  20.8        --         --         2.9        --          --
  24.0        --         --         1.0        --          --

-----------------------------------------------------

AVERAGE              1.3            8.2          10.1
MEDIAN               1.1            8.2          10.1
HIGH                 2.9            8.2          10.1
LOW                  0.7            8.2          10.1

-----------------------------------------------------

     NOTES:

(1) Enterprise Value is equal to the total value of consideration paid by the acquiror, including net debt if publicly disclosed, and excluding fees and expenses.

Source: Securities Data Company, Inc. (201) 622-3100

                                  EXHIBIT 4-2

 IMPLIED VALUATION USING AVERAGE OF SELECTED MERGER AND ACQUISITION TRANSACTIONS
                     ($ in thousands, except per share data)

                                                  MEAN MULTIPLE
                                      ------------------------------------
                                                ENTERPRISE VALUE/
                                                -----------------                                     PLUS:       IMPLIED    IMPLIED
                                        LTM            LTM           LTM        LESS:       PLUS:    OPTION       EQUITY      SHARE
VALUATION PARAMETER                   REVENUES        EBITDA         EBIT       DEBT        CASH     PROCEEDS      VALUE      VALUE
-------------------                   --------        ------         ----       ----        ----     --------     -------     -----
LTM Revenues              $ 36,634       1.3                                   $8,651      $8,152                 $46,602     $5.79
LTM EBITDA                $  3,253                      8.2                    $8,651      $8,152    $     --     $26,176     $3.25
LTM EBIT                  $  1,596                                   10.1      $8,651      $8,152    $     --     $15,621     $1.94

                                                                               ----------------------------------------------------
                                                                               AVERAGE                            $29,466     $3.66
                                                                               MEDIAN                             $26,176     $3.25
                                                                               HIGH                               $46,602     $5.79
                                                                               LOW                                $15,621     $1.94
                                                                               ----------------------------------------------------


NOTES:
Based on latest twelve months ending 4/3/99

                                   EXHIBIT 5-1

SELECTED ACQUISITION OF REMAINING INTEREST TRANSACTIONS
--------------------------------------------------------------------------------

                          ANALYSIS OF SELECTED COMPLETED AND PENDING ACQUISITION OF REMAINING INTEREST TRANSACTIONS
                                                         June 1, 1994 - Present



                                                                                                                          VALUE OF
  DATE                                                                                                                  TRANSACTION
ANNOUNCED  TARGET NAME                      TARGET INDUSTRY SECTOR                       ACQUIROR NAME                    ($MIL)
---------  -----------                      ----------------------                       -------------                  -----------
  6/6/94   Ogden Projects Inc (Ogden Corp)  Construction Firms                           Ogden Corp                         110.3
 7/28/94   Chemicl Waste Management Inc     Sanitary Services                            WMX Technologies Inc               397.4
  9/8/94   Contel Cellular Inc (Contel)     Telecommunications                           GTE Corp                           254.3
 11/2/94   Pacific Telecom (PacifiCorp)     Telecommunications                           PacifiCorp                         159.0

  7/6/95   Grand Gaming Corp                Hotels and Casinos                           Grand Casinos Inc                   36.5

 5/27/96   SyStematix Inc (Novartis AG)     Drugs                                        Novartis AG                        107.6
  7/3/96   Golden Poultry Co Inc            Food and Kindred Products                    Gold Kist Inc                       52.1
 10/3/96   LXE (Electromagnetic Sciences)   Communications Equipment                     Electromagnetic Sciences Inc        14.8
10/10/96   WCI Steel In (Renco Group Inc)   Metal and Metal Products                     Renco Group Inc                     56.5

 1/21/97   Mafco Consolidated Grp (Mafco)   Soaps, Cometics, and Personal-Care Products  Mafco Holdings Inc                 116.8
2/25//97   Fina Inc.                        Oil and Gas; Petroleum Refining              Petrofina SA                       257.0
 4/16/97   Steck-Vaughn Publishing Corp.    Printing, Publishing, and Allied Services    Harcourt General Inc                40.3
  7/9/97   Seaman Furniture Inc             Retail Trade-Home Furnishings                Investor Group                      45.6
10/23/97   Brad Ragan Inc (Goodyear Tire)   Wholesale Trade-Durable Goods                Goodyear Tire & Rubber Co           20.7

  3/5/98   XLConnect Solutions Inc          Business Services                            Xerox Corp                          93.0
 3/10/98   IP Timberlands Ltd               Agriculture, Forestry, and Fishing           IP Forestry Resources Co            99.5
 3/27/98   Intl Specialty Prods             Chemicals and Allied Products                ISP Holdings Inc                   324.5
 4/29/98   Group 1 Software Inc             Prepackaged Software                         COMNET Corp                         11.8

 1/22/99   Treadco Inc                      Miscellaneous Retail Trade                   Arkansas Best Corp                  22.7



                                   ----------------------------------------
ENTERPRISE         % OF                PREMIUMS PRIOR TO ANNOUNCEMENT
 VALUE (1)        SHARES               ------------------------------
  ($MIL)           ACQ.            1 DAY           1 WEEK          4 WEEKS
----------        ------           ----------------------------------------
  691.3           15.80             5.8%            17.6%            20.5%
 3310.9           21.40            10.6%             8.9%             1.1%
 4533.9           10.00            43.7%            37.8%            36.0%
 1643.9           13.38            23.7%            23.7%            23.7%

  183.0           22.20             3.8%             3.8%             3.3%

  401.6           26.80            18.6%            11.5%            12.3%
  209.7           25.00             9.4%             9.5%            10.3%
   82.0           22.20            10.8%            11.5%            11.0%
  437.2           15.53             8.5%             7.8%             5.6%

  980.3           15.00            27.1%            27.1%            26.3%
 2427.1           14.70            50.1%            50.6%            49.4%
  221.4           17.00            12.1%            11.1%            11.9%
  130.1           20.00            20.6%            20.0%            20.6%
  119.1           25.00            30.0%            32.4%            30.4%

  353.6           20.00            22.5%            17.4%            16.4%
     NA           16.00            10.3%            10.4%            13.4%
 2125.8           16.20            17.5%            17.9%            15.9%
   64.6           18.80             8.0%             8.5%             8.0%

   63.1           48.10            38.5%            46.9%            24.1%
                                   --------------------------------------

               -----------------------------------------------------------
               AVERAGE             19.6%            19.7%            17.9%
               MEDIAN              17.5%            17.4%            15.9%
               HIGH                50.1%            50.6%            49.4%
               LOW                  3.8%             3.8%             1.1%
               -----------------------------------------------------------


     NOTES:

(1) Enterprise Value is equal to the total value of consideration paid by the acquiror, including net debt if publicly disclosed, and excluding fees and expenses.

Source: Securities Data Company, Inc. (201) 622-3100

                                  EXHIBIT 5-2

 IMPLIED VALUATION USING AVERAGE OF SELECTED COMPLETED AND PENDING ACQUISITION OF REMAINING INTEREST TRANSACTIONS
                     ($ in thousands, except per share data)

                                         THERMO      PREMIUM           PREMIUM           PREMIUM           IMPLIED       IMPLIED
                                        VISION'S     ONE DAY           ONE WEEK         FOUR WEEKS         EQUITY         SHARE
VALUATION PARAMETER                      VALUE    PRIOR TO ANNOUN.  PRIOR TO ANNOUN.  PRIOR TO ANNOUN.      VALUE         VALUE
-------------------                     --------  ----------------  ----------------  ----------------     -------       -------
Price One Day Prior to Announcement      $ 4.00        19.6%                                               $38,507        $4.78
Price One Week Prior to Announcement     $ 4.00                          19.7%                             $38,555        $4.79
Price Four Weeks Prior to Announcement   $ 2.88                                            17.9%           $27,294        $3.39

                                                                                      -----------------------------------------
                                                                                      AVERAGE              $34,785        $4.32
                                                                                      MEDIAN               $38,507        $4.78
                                                                                      HIGH                 $38,555        $4.79
                                                                                      LOW                  $27,294        $3.39
                                                                                      -----------------------------------------

                                   EXHIBIT 6




                          Thermo Electron Corporation
                     THERMO VISION CORPORATION DIV: 95400
                             MAY 1999 FORMAL BUDGET
                                 (In thousands)




                                          Q1 1998  Q2 1998  Q3 1998  Q4 1998  1998  Q1 1999  Q2 1999  Q3 1999  Q4 1999  1999
                                          -------  -------  -------  -------  ----  -------  -------  -------  -------  ----

Total Revenues                             10,529  10,224    9,046    8,168  37,966  9,196   10,105   12,125   12,797  44,224

Materials                                   3,768   3,585    5,337    2,609  15,299  3,435    3,680    4,961    5,086  17,161
                                           ------  ------   ------   ------  ------  -----   ------   ------   ------  ------
Contributed Value                           6,761   6,639    3,709    5,559  22,668  5,761    6,425    7,165    7,712  27,063
  Contr. Value % Sales                       64.2%   64.9%    41.0%    68.1%   59.7%  62.6%    63.6%    59.1%    60.3%   61.2%

Direct Labor                                  663     645      584      600   2,492    688      771      821      837   3,117
Curr Trans (G)/L - COS                         --      --       --       --      --     --       --       --       --      --
                                           ------  ------   ------   ------  ------  -----   ------   ------   ------  ------
SLDC                                        6,099   5,994    3,125    4,958  20,176  5,073    5,654    6,344    6,875  23,945
  SLDC % of Sales                            57.9%   58.6%    34.5%    60.7%   53.1%  55.2%    56.0%    52.3%    53.7%   54.1%

Overhead                                    1,555   1,484    1,407    1,532   5,978  1,575    1,662    1,710    1,755   6,701
                                           ------  ------   ------   ------  ------  -----   ------   ------   ------  ------
Gross Profit                                4,544   4,510    1,717    3,427  14,198  3,497    3,992    4,634    5,120  17,244
  Gross Margin %                             43.2%   44.1%    19.0%    42.0%   37.4%  38.0%    39.5%    38.2%    40.0%   39.0%

Operating Expenses, Budget                  3,092   3,272    3,148    3,114  12,626  3,269    3,403    3,612    3,653  13,937

Royalty Income                                 15      --       15       51      81     --      (32)     (26)     (36)    (94)
Goodwill Amortization - Nonded                (57)     33      (72)     (90)   (186)   (52)     (53)     (53)     (53)   (210)
Goodwill Amortization - Deductible            (41)   (130)     (28)      (6)   (203)   (52)     (56)     (56)     (56)   (220)
Other Income (Expense)                        (88)      0     (206)     (72)   (366)   (20)     (20)     (20)     (20)    (80)
                                           ------  ------   ------   ------  ------  -----   ------   ------   ------  ------
Division Income                             1,282   1,142   (1,722)     196     897    105      428      867    1,302   2,702

  ROS%                                       12.2%   11.2%   (19.0)%    2.4%    2.4%   1.1%     4.2%     7.2%    10.2%    6.1%

Corporate G&A                                 (85)    (81)     (72)     (65)   (303)   (74)     (97)    (100)    (100)   (371)
Interest Income                               124     104      111      116     455     97      100      100      100     397
Intercompany Interest Income (Expense)       (112)   (110)    (112)    (112)   (446)  (102)    (112)    (112)    (112)   (438)
Long-term Debt Interest                        --      --       --       --      --     --       --       --       --      --
Short-term Debt Interest                      (20)    (18)     (20)     (16)    (75)   (15)     (13)     (11)     (11)    (51)
Deferred Debt Expense                          --      --       --       --      --     --       --       --       --      --
Restructuring Costs                            --      --      (40)      --     (40)    --       --       --       --      --
Other Nonrecurring Costs and Income                                                     --       --       --       --      --
Other Non-div Income (Expense)                 --      --       --       --      --     --       --       --       --      --
Currency Trans G(L) - Nonoperating                                                      --       --       --       --      --
Gain on Sale of Sub Stock                      --      --       --       --      --     --       --       --       --      --
Gain (Loss) on Invest - Other                  --      --       --       --      --     --       --       --       --      --
                                           ------  ------   ------   ------  ------  -----   ------   ------   ------  ------
Income Before Taxes & Min. Int.             1,188   1,037   (1,855)     118     488     10      307      744    1,179   2,239
Provision for Income Taxes                    499     430     (775)     113     267      4      132      408      576   1,120
Minority Interest Expense                      --      --       --       --      --     --       --       --       --      --
                                           ------  ------   ------   ------  ------  -----   ------   ------   ------  ------
Inc from Cont Ops B4 Extraordinary Item       689     607   (1,080)       4     221      6      175      336      603   1,119
Inc from Discontinued Ops, Net of Taxes
                                           ------  ------   ------   ------  ------  -----   ------   ------   ------  ------
Income Before Extraordinary Item              689     607   (1,080)       4     221      6      175      336      603   1,119
Extra. Item, Net of Taxes & Min Interest       --      --       --       --      --     --       --       --       --      --
                                           ------  ------   ------   ------  ------  -----   ------   ------   ------  ------
Net Income                                    689     607   (1,080)       4     221      6      175      336      603   1,119
                                           ======  ======   ======   ======  ======  =====   ======   ======   ======  ======

  Return on Sales                            6.54    5.94   (11.94)    0.05    0.58   0.06     1.73     2.77     4.71    2.53
Weighted Average Shares                     8,048   8,048    8,048    8,048   8,048  8,050    8,050    8,050    8,050   8,050




                                            2000    2001    2002     2003
                                            ----    ----    ----     ----

Total Revenues                              50,866  56,325  61,162  66,941

Materials                                   20,009  21,935  23,699  25,705
                                            ------  ------  ------  ------
Contributed Value                           30,857  34,390  37,464  41,236
  Contr. Value % Sales                        60.7%   61.1%   61.3%   61.6%

Direct Labor                                 3,386   3,662   3,887   4,131
Curr Trans (G)/L - COS
                                            ------  ------  ------  ------
SLDC                                        27,471  30,728  33,577  37,105
  SLDC % of Sales                             54.0%   54.6%   54.9%   55.4%

Overhead                                     6,669   7,135   7,470   7,847
                                            ------  ------  ------  ------
Gross Profit                                20,802  23,593  26,106  29,258
  Gross Margin %                              40.9%   41.9%   42.7%   43.7%

Operating Expenses, Budget                  14,627  15,635  16,469  17,574

Royalty Income                                (164)   (187)   (272)   (299)
Goodwill Amortization - Nonded                (211)   (211)   (211)   (211)
Goodwill Amortization - Deductible            (224)   (224)   (224)   (224)
Other Income (Expense)                        (100)   (120)   (120)   (130)
                                            ------  ------  ------  ------
Division Income                              5,475  12,691   8,810  10,820

  ROS%                                        10.8%   22.5%   14.4%   16.2%

Corporate G&A                                 (420)   (470)   (520)   (570)
Interest Income                                420     470     520     570
Intercompany Interest Income (Expense)        (112)   (112)   (112)   (112)
Long-term Debt Interest
Short-term Debt Interest                       (42)    (42)    (47)    (48)
Deferred Debt Expense
Restructuring Costs
Other Nonrecurring Costs and Income
Other Non-div Income (Expense)
Currency Trans G(L) - Nonoperating
Gain on Sale of Sub Stock
Gain (Loss) on Invest - Other
                                            ------  ------  ------  ------
Income Before Taxes & Min. Int.              5,321  12,363   8,651  10,660
Provision for Income Taxes                   2,394   3,126   3,800   4,651
Minority Interest Expense
                                            ------  ------  ------  ------
Inc from Cont Ops B4 Extraordinary Item      2,927   6,863   4,851   6,009
Inc from Discontinued Ops, Net of Taxes
                                            ------  ------  ------  ------
Income Before Extraordinary Item             2,927   6,863   4,851   6,009
Extra. Item, Net of Taxes & Min Interest
                                            ------  ------  ------  ------
Net Income                                   2,927   6,863   4,851   6,009
                                            ======  ======  ======  ======

  Return on Sales                              5.8%   12.2%    7.9%    9.0%
Weighted Average Shares                      8,050   8,050   8,050   8,050

                          Thermo Electron Corporation
                     THERMO VISION CORPORATION DIV: 95400
                             MAY 1999 FORMAL BUDGET
                                 (In thousands)



                                          Q1 1998  Q2 1998  Q3 1998  Q4 1998  1998  Q1 1999  Q2 1999  Q3 1999  Q4 1999  1999
                                          -------  -------  -------  -------  ----  -------  -------  -------  -------  ----

Earnings per Share                         0.09     0.08    (0.13)    0.00    0.03   0.00     0.02      0.04    0.07    0.14



                                            2000    2001    2002     2003
                                            ----    ----    ----     ----

Earnings per Share                          0.36    0.85    0.60     0.75

                          Thermo Electron Corporation
                     THERMO VISION CORPORATION DIV: 95400
                             MAY 1999 FORMAL BUDGET
                                 (In thousands)


                                          Q1 1998  Q2 1998  Q3 1998  Q4 1998    1998   Q1 1999  Q2 1999  Q3 1999  Q4 1999    1999
                                          -------  -------  -------  -------    ----   -------  -------  -------  -------    ----


                                            2000           2001            2002            2003
                                            ----           ----            ----            ----


                          Thermo Electron Corporation
                     THERMO VISION CORPORATION DIV: 95400
                             MAY 1999 FORMAL BUDGET
                                 (In thousands)


                                          Q1 1998  Q2 1998  Q3 1998  Q4 1998   1998   Q1 1999  Q2 1999  Q3 1999  Q4 1999   1999
                                          -------  -------  -------  -------   ----   -------  -------  -------  -------   ----
Accounts Receivable, Net                   6,732    6,416    5,817    5,487    6,294   5,581    5,832    6,797    7,192    6,137
Inventory                                  8,716    9,148    7,888    7,831    8,455   7,882    8,117    7,903    7,993    7,953
Unbilled Contract Costs & Fees                --       --       --       --       --      --       --       --       --       --
Total Prepaid Expenses                     1,124      804      205      253      686     223      214      212      226      222
Prepaid Income Taxes                       1,410    1,410    2,413    2,564    1,804   2,040    1,797    1,797    1,797    1,954
                                          ------   ------   ------   ------   ------  ------   ------   ------   ------   ------
 Total Current Assets                     17,982   17,778   16,324   16,135   17,239  15,727   15,961   16,708   17,208   16,267

Other Assets                                 644      753      775      836      720     953    1,515    1,453    1,392    1,259
Current Liabilities                       (5,894)  (5,061)  (4,750)  (4,634)  (5,277) (4,874)  (4,978)  (6,023)  (5,859)  (5,280)
LT Deferred Income Taxes                     (22)     (22)     (22)    (217)     (46)   (217)    (217)    (217)    (217)    (217)
                                          ------   ------   ------   ------   ------  ------   ------   ------   ------   ------
 Working Capital                          12,709   13,448   12,327   12,119   12,636  11,589   12,281   11,921   12,524   12,028

NFA Beginning Balance                      4,757    5,634    5,985    5,827    4,757   5,855    5,966    6,312    6,339    5,855
NFA Additions                              1,133      669      133      336    2,270     256      691      377      260    1,585
NFA Provision                               (264)    (316)    (303)    (296)  (1,179)   (347)    (344)    (350)    (355)  (1,397)
NFA Sales, Ret & Other                         8       (2)      12      (11)       7     201        0        0        0      201
                                          ------   ------   ------   ------   ------  ------   ------   ------   ------   ------
 Net Fixed Assets                          5,634    5,985    5,827    5,855    5,855   5,966    6,312    6,339    6,244    6,244

Net Fixed Assets Avg                       4,641    5,062    5,412    5,688    5,688   5,867    5,949    6,054    6,167    6,167

Net Operating Assets                      18,343   19,433   18,154   17,975   18,324  17,555   18,593   18,260   18,768   18,195

Goodwill                                  14,755   14,657   14,569   13,997   14,600  15,360   15,252   15,143   15,034   15,068
Cumulative Translation Adjustment            (64)     (60)     (83)     (62)     (65)    (21)     (21)     (21)     (21)     (26)
                                          ------   ------   ------   ------   ------  ------   ------   ------   ------   ------
 Total Investment                         33,035   34,030   32,640   31,910   32,859  32,894   33,824   33,383   33,782   33,237
                                          ======   ======   ======   ======   ======  ======   ======   ======   ======   ======

Other Input Items:
Building Provision Charge to Income           (3)      (3)      (3)      (3)     (12)     (3)      (3)      (3)      (3)     (12)
Net Book Value L&B                           233      230      227      224      230     221      218      215      212      218
Market Value L&B                              --       --       --       --       --      --       --       --       --       --

Unbilled Contract Costs & Fees                --       --       --       --       --      --       --       --       --       --
Billings in Excess of Costs & Fees            --       --       --       --       --      --       --       --       --       --
                                          ------   ------   ------   ------   ------  ------   ------   ------   ------   ------
   Net Unbilled Costs                         --       --       --       --       --      --       --       --       --       --

R&D Existing LOB                             789      823      819      744    3,175     700      718      778      747    2,943
Div R&D NLOB                                 246      226      233      352    1,057     265      344      371      381    1,361
Div Other Exp - NLOB [INACTIVE]               --       --       12      (12)      --

Accrd Acq Exp - Other                        335      306      303       65       65      --       --       --       --       --
Accrd Acq Exp - Severance                     --       --       --       --       --      87       --       --       --       --
Accrd Acq Exp - Abandoned Facilities          --       --       --       --       --       3       --       --       --       --
Intangible Assets Acquired                    --       --       --       42        5      40       38       36       34       38
Intangible Asset Amortization                 --       --       --        8        8       2       65       65       65      197
Backlog                                   11,976   10,240   10,172   10,659   10,659  11,448   10,087   12,387   11,850   11,850
Bookings                                  10,234    8,492    8,964    8,666   36,356   8,808    8,761   14,443   12,277   44,289
Number of Employees                          243      253      249      243      243     262      243      250      251      251
Annual Revenues per Employee                 171      169      165      156      156     140      150      158      176      176
Other Cash Transactions                       --       --       --       --       --




                                           2000     2001     2002      2003
                                           ----     ----     ----      ----
Accounts Receivable, Net                   7,687    8,226    9,058     9,507
Inventory                                  8,120    8,536    8,901     9,357
Unbilled Contract Costs & Fees                --       --       --        --
Total Prepaid Expenses                       223      228      230       230
Prepaid Income Taxes                       1,758    1,758    1,758     1,758
                                          ------   ------   ------    ------
 Total Current Assets                     17,789   18,749   19,947    20,852

Other Assets                               1,150      898      646       764
Current Liabilities                       (6,126)  (6,484)  (6,903)   (7,416)
LT Deferred Income Taxes                    (217)    (217)    (217)     (217)
                                          ------   ------   ------    ------
 Working Capital                          12,595   12,946   13,472    13,983

NFA Beginning Balance                      6,244    6,263    6,347     6,361
NFA Additions                              1,382    1,545    1,583     1,721
NFA Provision                             (1,363)  (1,461)  (1,569)   (1,577)
NFA Sales, Ret & Other                        --       --       --        --
                                          ------   ------   ------    ------
 Net Fixed Assets                          6,263    6,347    6,361     6,505

Net Fixed Assets Avg                       6,254    6,305    6,354     6,433

Net Operating Assets                      18,859   19,293   19,834    20,488

Goodwill                                  14,599   14,163   13,728    13,293
Cumulative Translation Adjustment            (21)     (21)     (21)      (21)
                                          ------   ------   ------    ------
 Total Investment                         33,437   33,436   33,541    33,760
                                          ======   ======   ======    ======

Other Input Items:
Building Provision Charge to Income          (12)     (12)     (12)      (12)
Net Book Value L&B                           206      194      182       170
Market Value L&B                              --       --       --        --

Unbilled Contract Costs & Fees
Billings in Excess of Costs & Fees
                                          ------   ------   ------    ------
   Net Unbilled Costs

R&D Existing LOB                           3,266    3,510    3,840     4,165
Div R&D NLOB                               1,433    1,561    1,703     1,796
Div Other Exp - NLOB [INACTIVE]

Accrd Acq Exp - Other                         --       --       --        --
Accrd Acq Exp - Severance                     --       --       --        --
Accrd Acq Exp - Abandoned Facilities          --       --       --        --
Intangible Assets Acquired                    30       22       14         6
Intangible Asset Amortization                258      258      258        71
Backlog                                   13,311   14,609   15,887    17,284
Bookings                                  52,327   57,623   62,440    68,337
Number of Employees                          263      270      279       288
Annual Revenues per Employee                 193      209      219       232
Other Cash Transactions

                          Thermo Electron Corporation
                     THERMO VISION CORPORATION DIV: 95400
                             MAY 1999 FORMAL BUDGET
                                 (In thousands)


                                          Q1 1998  Q2 1998  Q3 1998  Q4 1998    1998   Q1 1999  Q2 1999  Q3 1999  Q4 1999    1999
                                          -------  -------  -------  -------    ----   -------  -------  -------  -------    ----

CASH FLOW COMPUTATION:
Division Income                            1,282    1,142   (1,722)     196      897      105       428     867    1,302     2,702
                                          ------   ------   ------    -----   ------    -----    ------   -----    -----    ------
Change in NOA                             (1,585)  (1,090)   1,279      179   (1,217)     452    (1,038)    332     (508)     (761)
                                          ------   ------   ------    -----   ------    -----    ------   -----    -----    ------
  Change in WC                              (708)    (739)   1,121      208     (118)     530      (691)    359     (603)     (405)
  NFA Additions                           (1,133)    (669)    (133)    (336)  (2,270)    (256)     (691)   (377)    (260)   (1,585)
  NFA Provision                              264      316      303      296    1,179      347       344     350      355     1,397
  NFA Sales, Trans, Ret & Other               (8)       2      (12)      11       (7)    (201)       --      --       --      (201)

Total Goodwill Amortization                   98       96       99       96      389      104       109     109      109       431
Change in CTA                                 17       (4)      23      (21)      16      (41)       --      --       --       (41)
                                          ------   ------   ------    -----   ------    -----    ------   -----    -----    ------
Pre Tax Discretionary Cash Flow             (189)     144     (320)     450       85      587      (500)  1,308      903     2,298
Other Cash Transactions                       --       --       --       --       --
Pre Tax Disc. Cash Flow after adjs          (189)     144     (320)     450       85      587      (500)  1,308      903     2,298
                                          ======   ======   ======    =====   ======    =====    ======   =====    =====    ======


RATIOS & STATISITICS:
SLDC %                                      57.9%    58.6%    34.5%    60.7%    53.1%    55.2%     56.0%   52.3%    53.7%     54.1%
WC to Revenues                              27.2     28.4     30.7     33.3     33.3     34.2      33.5    30.4     27.2      27.2
FA to Revenues                              11.1     11.9     13.2     15.0     15.0     16.0      16.3    15.3     13.9      13.9
Investment to Revenues                      72.3     74.4     79.7     86.5     86.5     89.8      89.9    83.1     75.2      75.2
Days Revs in Receivables                      57       57       59       61       61       59        58      53       51        51
Days Revs in AR & Unbilled                    57       57       59       61       61       59        58      53       51        51
Inventory Turn                               3.0      2.9      3.0      2.8      2.8      2.8       3.0     3.0      3.4       3.4

RONA                                        31.3     29.0     11.3      4.9      4.9     (1.5)     (5.5)    8.8     14.9      14.9
ROTI                                        16.6     15.7      6.2      2.7      2.7     (0.9)     (3.0)    4.8      8.1       8.1
Economic ROTI                               16.4     15.6      6.0      2.4      2.4     (1.2)     (3.6)    4.3      7.7       7.7



                                            2000           2001            2002            2003
                                            ----           ----            ----            ----

CASH FLOW COMPUTATION:
Division Income                            5,475          12,691           8,810         10,820
                                          ------          ------          ------         ------
Change in NOA                                (90)           (525)           (540)          (655)
                                          ------          ------          ------         ------
  Change in WC                               (71)           (422)           (526)          (511)
  NFA Additions                           (1,382)         (1,545)         (1,583)        (1,721)
  NFA Provision                            1,363           1,461           1,569          1,577
  NFA Sales, Trans, Ret & Other

Total Goodwill Amortization                  435             435             435            435
Change in CTA                                 --              --              --             --
                                          ------          ------          ------         ------
Pre Tax Discretionary Cash Flow            5,820          13,036           8,705         10,601
Other Cash Transactions
                                          ------          ------          ------         ------
Pre Tax Disc. Cash Flow after adjs         5,820          13,036           8,705         10,601
                                          ======          ======          ======         ======

RATIOS & STATISITICS:
SLDC %                                      54.0%           54.6%           54.9%          55.4%
WC to Revenues                              24.7            22.7            21.6           20.5
FA to Revenues                              12.3            11.2            10.4            9.6
Investment to Revenues                      66.1            59.4            54.8           50.3
Days Revs in Receivables                      53              52              52             51
Days Revs in AR & Unbilled                    53              52              52             51
Inventory Turn                               3.7             3.9             4.0            4.1

RONA                                        29.1            37.8            45.0           53.7
ROTI                                        16.3            21.6            26.3           32.2
Economic ROTI                               15.9            21.2            25.9           31.7

                                    EXHIBIT 7

Chart depicting price range of the common stock of Thermo Vision during the period 7/1/98 through 7/6/99, showing a high price during that period of $7-1/8 on July 6, 1998, an average price during that period of $3.7718, a low price during that period of $2-1/8 on December 14, 1998 and a last price on July 6, 1999 of 5-1/2.